UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities and Exchange Act of 1934 (Amendment No. )

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PHYSICIANS FORMULA HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Physicians Formula Holdings, Inc.
 1055 West 8th Street
Azusa, California 91702

November 4, 2011

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Physicians Formula Holdings, Inc. to be held on Wednesday, December 14, 2011, at 9:00 a.m. Pacific time at the Physicians Formula Holdings, Inc. corporate office located at 1055 West 8th Street, Azusa, California 91702.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. This year, we have elected to take advantage of rules adopted by the Securities and Exchange Commission that allow us to use the Internet as a means to furnish our proxy materials to stockholders. Consequently, most stockholders will receive a notice in the mail with instructions for accessing our proxy materials on the Internet instead of paper copies of our proxy materials. The notice provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Our holders of record will continue to receive a printed copy of the proxy materials by mail. These proxy materials are first being sent to our stockholders on or about November 4, 2011.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible by following the instructions on the notice or proxy card. Voting by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Physicians Formula Holdings, Inc.

Sincerely,

Ingrid Jackel
Chief Executive Officer

2011 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Physicians Formula Holdings, Inc. (“Physicians Formula” or the “Company”) will be held on December 14, 2011, at 9:00 a.m. Pacific time at the Company's corporate office located at 1055 West 8th Street, Azusa, California 91702, for the following purposes:

1. To elect six nominees named in the attached proxy statement to the Board of Directors;

2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3. To approve an amendment to the Amended and Restated Certificate of Incorporation; and

4. To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of directors, “FOR” the appointment of BDO USA, LLP as our independent registered public accounting firm, and “FOR” the approval of an amendment to the Amended and Restated Certificate of Incorporation.

Stockholders of record at the close of business on October 24, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in the name of a bank, broker or other record holder, telephone or Internet voting may be available to you only if offered by them. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:
Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:00 a.m. Each stockholder may be asked to present valid picture identification, such as a drivers license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to the meeting place by calling our corporate offices at (626) 334-3395.

By Order of the Board of Directors,
 Jeff M. Berry
Chief Financial Officer
Azusa, California
November 4, 2011

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving this proxy statement?

Physicians Formula is soliciting proxies for the 2011 annual meeting of stockholders. You are receiving a proxy statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement because you owned shares of Physicians Formula common stock on October 24, 2011, the record date, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, Physicians Formula's Board of Directors (the “Board of Directors” or the “Board”) and Board committees, the compensation of directors and executive officers for fiscal year 2010 and other required information.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), in order to reduce costs and the environmental impact, we are making this proxy statement and our 2010 Annual Report on Form 10-K available to our stockholders electronically via the Internet. On or about November 4, 2011, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2010 Annual Report on Form 10-K was mailed to beneficial owners of our common stock (i.e., holders who hold their shares in “street name”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Will I receive a copy of Physicians Formula's annual report?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you will receive a package that includes a proxy statement, 2010 Annual Report on Form 10-K and proxy card.

If you hold your shares in “street name,” you may access our 2010 Annual Report on Form 10-K by following the instructions on the Notice mailed to you.

Stockholders may request a free copy of our 2010 Annual Report on Form 10-K from:

Broadridge Financial Solutions, Inc.
(800) 579-1639
www.proxyvote.com
sendmaterial@proxyvote.com

Alternatively, stockholders can access the 2010 Annual Report on Form 10-K and other financial information in the Investor Relations section of Physicians Formula's web site at www.physiciansformula.com. Physicians Formula will also furnish any exhibit to the 2010 Annual Report on Form 10-K if specifically requested.

What happens if I share an address with another stockholder?

If you are the beneficial owner, but not the record holder, of shares of the Company's stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2010 Annual Report on Form 10-K to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2010 Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and 2010 Annual Report on Form 10-K, now or in the future, should submit this request to Broadridge Financial Solutions, Inc., whose contact information is set forth two paragraphs above.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Voting Information

What will I be voting on?

•Election of the nominees named in this proxy statement to the Board of Directors (see Proposal No. 1).
•Ratification of the independent registered public accounting firm (see Proposal No. 2).
•Approval of the amendment to the Amended and Restated Certificate of Incorporation (see Proposal No. 3).

How does the Board of Directors recommend that I vote?

Physicians Formula's Board recommends that you vote your shares “FOR” each of the nominees to the Board named in this proxy statement, “FOR” the ratification of our independent registered public accounting firm for the 2011 fiscal year, and “FOR” the approval of an amendment to the Amended and Restated Certificate of Incorporation.

How do I vote?

If you are a holder of record, you can vote either in person at the annual meeting, by proxy without attending the annual meeting, or by Internet, telephone or mail. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voting instructions from your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet if such services are offered by your bank, broker or other record holder.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a holder of record, at any time before your proxy is voted, you may change your vote by:

•	revoking it by written notice to the Chief Financial Officer of Physicians Formula at the address on the cover of this proxy statement;
•delivering a later-dated proxy; or
•voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other record holder for procedures on revoking or changing your proxy.

How many votes do I have?

You will have one vote for every share of Physicians Formula common stock that you owned on October 24, 2011.

How many shares are entitled to vote?

There were 13,605,675 shares of Physicians Formula common stock outstanding as of the record date and entitled to vote at the meeting. Each share is entitled to one vote.

How many shares must be present to hold the meeting?

Under Physicians Formula's Amended and Restated By-Laws, holders of a majority of the outstanding shares of capital stock entitled to vote must be present, in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

•The six nominees for director who receive the highest number of votes at the annual meeting will be elected.

•	The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.

•
The approval of the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of 66 2/3% of the outstanding shares entitled to vote generally in the election of directors.

What if I vote “withhold” or “abstain”?

In the election of directors, you may vote “FOR” all of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees.

For Proposal Nos. 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote to “ABSTAIN” on Proposal Nos. 2 or 3 or any other items of business will have the same effect of a vote “AGAINST.”

If you vote “ABSTAIN,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

Is cumulative voting permitted for the election of directors?

No.

What if I don't vote by proxy and don't attend the annual meeting?

If you are a holder of record and you don't vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don't give your bank, broker or other record holder specific voting instructions and the bank, broker or other record holder does not vote on a particular proposal because it lacks discretionary authority to vote the shares, the votes will be “broker non-votes.”  “Broker non-votes” will have no effect on the vote for the election of directors or any other items of business because they are not counted or deemed represented for determining whether stockholders have approved the proposal.

What happens if a nominee for director declines or is unable to accept election?

If you vote for a director nominee by proxy, and if such director nominee declines or is unable to accept election to the Board of Directors, the Nominating and Corporate Governance Committee will recommend and the Board will approve a substitute nominee and the individuals named on the proxy card will vote your shares for that substitute nominee.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:
•as required by law;
•to the inspector of election; or
•if the election is contested.

If you are a holder of record, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

Stock Ownership Information

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Physicians Formula stockholders hold their shares through a bank, broker or other record holder rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Physicians Formula's transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Physicians Formula. As the stockholder of record, you have the right to grant your voting proxy directly to Physicians Formula or to a third party, vote in person at the meeting, by internet, telephone or mail. Physicians Formula has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and a Notice is being forwarded to you on behalf of your bank, broker or other record holder with instructions for accessing these proxy materials on the Internet. As the beneficial owner, you have the right to direct your bank, broker or other record holder how to vote and you also are invited to attend the annual meeting. Please follow the voting instructions on the Notice you received to direct your bank, broker or other record holder how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other record holder that holds your shares, giving you the right to vote the shares at the meeting.

What if I have questions for Physicians Formula's transfer agent?

Please contact Computershare at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Trust Company, N.A.
c/o Computershare Investor Services
P.O. Box 43070
Providence, RI 02940-3070
(800) 962-4284
 Outside the U.S. (781) 575-3120

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 14, 2011:

This proxy statement and our 2010 Annual Report on Form 10-K are available at http://investor.physiciansformula.com.

PROPOSALS TO BE VOTED ON

Proposal No. 1:  Election of Directors

There are six nominees for election to our Board of Directors this year. Our Board of Directors currently consists of six directorships, five of which are filled by directors currently serving on the Board. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. There are no family relationships among our executive officers and directors.

If you sign your proxy card but do not give instructions with respect to voting for directors, your shares will be voted for the six candidates recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or by following the instructions on the Notice you received from your bank, broker or other record holder.

All of the nominees have indicated to Physicians Formula that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Ingrid Jackel and Thomas Lynch, will vote for a nominee or nominees recommended by the Nominating and Corporate Governance Committee and designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Our Board recommends a vote “FOR” the election to the Board of each of the following nominees.

Vote Required

The six director nominees receiving the highest number of “FOR” votes represented by shares of Physicians Formula common stock present in person or represented by proxy at the annual meeting will be elected.

Nominees for Election at the Annual Meeting

The following six nominees have been recommended by the Nominating and Corporate Governance Committee, and their nomination for election or re-election to the Board has been approved by the Board of Directors. If elected at the annual meeting, they will serve until the next annual meeting or until their successors are duly qualified and elected or their earlier death, resignation or removal.

Ingrid Jackel Director since 2006 Age 42
Ingrid Jackel has served as chairwoman of our Board since January 2008, as a director since September 2006, and as our Chief Executive Officer since August 2006.  From April 2003 to August 2006, Ms. Jackel served as Senior Vice President-Marketing of the Company. In 1994, Ms. Jackel joined the then-current owner of the Physicians Formula brand, Pierre Fabre, Inc. (“Pierre Fabre”), formerly a wholly-owned U.S. subsidiary of Pierre Fabre Dermo-Cosmetique, S.A., a large French pharmaceutical and cosmeceutical company.  While at Pierre Fabre, Ms. Jackel served in a variety of management roles, including Vice President of Marketing for Physicians Formula from May 1998 to March 2003 and Director of Marketing for Physicians Formula from July 1997 to April 1998.  Prior to her involvement in the Physicians Formula brand, Ms. Jackel served in a variety of marketing management roles in the U.S. and France for cosmeceutical brands owned by the Pierre Fabre group, such as Avene, Elancyl and Aderma.  Ms. Jackel was awarded the Women's Wear Daily prize for the “most innovative marketer of the year” in mass market cosmetics in 2003.  Through Ms. Jackel's long-standing service to Physicians Formula in a variety of leadership roles, she has an unparalleled understanding of our business which makes her uniquely qualified to serve as Chairwoman of our Board.

Jeffrey P. Rogers Director since 2008 Age 48
Jeffrey P. Rogers has served as a director since January 2008 and as our President since August 2006.  From January 1998 to August 2006, Mr. Rogers also served as our Senior Vice President-Sales.  Mr. Rogers is responsible for all aspects of sales, new business development and category management.  In addition, Mr. Rogers maintains the Company's relationships with its key retailer customers.  Mr. Rogers joined Physicians Formula in April 1991 as a Sales Director and was promoted to Vice President of Sales in June 1991.  Prior to joining us, Mr. Rogers worked at Revlon, Inc., a manufacturer and marketer of cosmetics, skincare, fragrances and personal care products, and Del Laboratories, Inc., a manufacturer and marketer of cosmetics and over-the-counter pharmaceuticals.  With over 24 years of experience in the cosmetics industry, Mr. Rogers has a deep understanding of our customers and the cosmetics industry and contributes valuable insight regarding the growth of our business.

Charles J. Hinkaty Director since 2009 Age 61
Charles J. Hinkaty has served as a director since October 2009. Mr. Hinkaty is also currently chairman of the Compensation Committee and a member of the Audit Committee, Nominating and Corporate Governance Committee and Special Committee. Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 through his retirement in January 2008.  Prior to that, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 to August 2005, President of Del International from 1986 to 2005, and Vice President of Del Laboratories, Inc. and President of its subsidiary Del Pharmaceuticals, Inc. from 1985 to January 2005.  Mr. Hinkaty served as a director of Del Laboratories, Inc. from 1986 until 2008.  Mr. Hinkaty is a member of the board of directors of Prestige Brands Holding, Inc., Lornamead, Renfro Corporation and W.F. Young and serves as a Trustee of New York University. Mr. Hinkaty also served as a member of the board of directors of Sterling InfoSystems, Inc. from June 2008 until the sale of the company in December 2010 and FGX International from September 2008 until the sale of the company in March 2010.  He also led the Consumer Healthcare Products Association from 1999 to 2001.  With over 39 years of experience in the health and beauty industry, Mr. Hinkaty brings to the Board insightful perspectives on the issues facing Physicians Formula.  In addition, Mr. Hinkaty provides financial expertise to our Board based on his past experience as a Chief Executive Officer and Chief Operating Officer, including an understanding of accounting and financial statements.

Thomas E. Lynch Director since 2010 Age 52
Thomas E. Lynch has served as a director since April 2010. Mr. Lynch is also currently chairman of the Nominating and Corporate Governance Commitee and Special Committee and a member of the Compensation Committee. Mr. Lynch is the Founder and Senior Managing Director of Mill Road Capital, an investment fund headquartered in Greenwich, Connecticut, which is a creditor and the largest stockholder of Physicians Formula.  Prior to forming Mill Road, Mr. Lynch was the founder and a managing director of Lazard Capital Partners, where he created the fund's strategy, recruited the investment team and established one of the top performing 1997 vintage private equity funds in the United States. Prior to Lazard, Mr. Lynch was a managing director at The Blackstone Group and a consultant and project manager at the Monitor Company, the management consulting firm founded by Michael Porter. Mr. Lynch is a member of the board of directors of the Panera Bread Company.  Mr. Lynch has previously served on numerous other public, private and not-for-profit boards.  Mr. Lynch has a B.A. with honors in Political Economy and Philosophy from Williams College, an M.Phil in Politics from Oxford University and an M.B.A. from Stanford University.  Mr. Lynch's experience as Senior Managing Director of an investment fund and his service on the boards of several public companies (including audit committee service), as well as his expertise in accounting and financial matters, impart significant expertise to the Board.

Bruce E. Kanter Director since 2011 Age 68
Bruce E. Kanter has served as a director since July 2011. Mr. Kanter is also currently a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Kanter was the Executive Vice President and Chief Financial Officer of Westwood One, Inc., a public company operating as the leading radio program syndicator and owner of three radio stations and radio and records publishing company, from December 1991 to February 1994. Before that, he was the Senior Vice President and CFO of Neutrogena Corporation, a leading public skincare and cosmetics company, from October 1980 until December 1991. Since retiring in 1994, Mr. Kanter was active on several Boards, including being a 13 year-long Board member of Discus Holdings, Inc., a private dental products company. During his tenure with Discus Holdings, Inc., he functioned as Chairman for two periods of time. He also served as a Director of Westwood One, Inc. from 1991 to 1994, a Director of Infotec, a private software and systems support company from 1994 to 1996, a Director of Intermed Software, Inc., a private start-up company developing software for a physicians medical record system from 1995 to 1999, and a Director and Chairperson of the Audit Committee of Smtek International, a public electronic manufacturing contractor from 1997 to 2000. With over 34 years of experience in the health, beauty packaging and medical industries, Mr. Kanter brings to the Board insightful perspectives on the opportunities and issues facing Physicians Formula. Mr. Kanter was also a Certified Public Accountant with Arthur Young & Company (now Ernst & Young), and, together with his financial experience with Westwood One and Neutrogena, adds financial expertise to our Board.

Alec Taylor Joining the Board December 14, 2011 Age 58
Alec Taylor has been elected to join as a director and member of the Audit Committee effective December 14, 2011. Mr. Taylor has been the Chief Executive Officer of FGX International since October 2005 and the Chairman of its Board of Directors since October 2007. Before joining FGX International, he was President and Chief Operating Officer of Chattem, Inc., a publicly traded manufacturer and marketer of health and beauty products, toiletries and dietary supplements, from 1998 to September 2005, and a director of Chattem from 1993 to 2005. Mr. Taylor was previously an attorney with Miller and Martin in Chattanooga, Tennessee, from 1978 to 1998. Mr. Taylor is also a director of Focus Products Group and Olan Mills, Inc.

Proposal No. 2:  Ratification of Independent Registered Public Accounting Firm

On August 16, 2011, the Audit Committee decided to replace Deloitte & Touche LLP as the independent registered public accountants of the Company and has engaged BDO USA, LLP as its independent registered public accountants, effective August 19, 2011.

The reports of Deloitte & Touche LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2009 and through August 22, 2011, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years or any subsequent interim period through August 22, 2011, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2010 and 2009 and through August 22, 2011, neither the Company nor anyone acting on its behalf consulted with BDO USA, LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any other matters or reportable events of the nature described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The foregoing disclosures were previously reported in a Form 8-K that was filed with the SEC on August 22, 2011. The Company provided Deloitte & Touche LLP with a copy of the disclosures in the Form 8-K and requested that Deloitte furnish us a letter addressed to the SEC stating whether or not it agreed with the above statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of such letter, dated August 22, 2011, was filed as Exhibit 16.1 to the Form 8-K. Representatives of Deloitte & Touche LLP have been invited to attend the annual meeting, in order to be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee of the Board has appointed BDO USA, LLP as the independent registered public accounting firm to audit Physicians Formula's consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2011. During fiscal year 2010, Deloitte & Touche LLP served as Physicians Formula's independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” on page 35. If the appointment of BDO USA, LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of BDO USA, LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of us and our stockholders. Representatives of BDO USA, LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as Physicians Formula's independent registered public accounting firm for the fiscal year ending December 31, 2011.

Vote Required

Ratification of the appointment of BDO USA, LLP as Physicians Formula's independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the shares of Physicians Formula common stock present in person or represented by proxy at the annual meeting.

Proposal No. 3: Amendment to Amended and Restated Certificate of Incorporation

Currently, the Company's Amended and Restated Certificate of Incorporation (the “charter”) provides for a plurality voting standard for the election of directors. Under this plurality standard, the director nominees who receive the highest number of affirmative votes cast are elected as directors. As a result, a director may be elected without receiving a majority of votes cast “for” his or her election and even if the number of “withheld” votes exceeds the number of “for” votes.

In light of recent corporate governance trends toward increasing director accountability to stockholders, the Board of Directors has concluded that requiring directors to receive a majority of votes cast in uncontested elections is an appropriate standard to be adopted.  Under the majority standard in an uncontested director election, a nominee for director must receive a “for” vote from a majority of the votes cast in the election. Stockholders are still entitled to abstain with respect to the election of a director, but abstentions have no effect in determining whether the required affirmative majority vote has been obtained.

The Board of Directors has also concluded that the plurality voting standard should continue to apply in contested director elections. If a majority voting standard is used in a contested election, fewer candidates could be elected to the Board of Directors than the number of authorized Board seats. Accordingly, the Company will retain plurality voting in contested elections.

Adoption of a majority voting standard in the uncontested election of directors will require the amendment of the charter, which requires stockholder approval.  The Board has approved, subject to approval of the stockholders at the annual meeting, an amendment to the charter (“charter amendment”) to delete the charter provisions that provide for plurality voting and address other procedural issues relating to the Board of Directors.  In conjunction with the charter amendment, the Board has also adopted, subject to stockholder approval of the charter amendment, amendments to the Amended and Restated Bylaws (the “bylaw amendments”) which provide, in pertinent part, as follows:

·      Directors will be elected by a majority of the votes cast with respect to the director at a meeting of the stockholders at which a quorum is present, except that, if the number of director nominees exceeds the number of directors to be elected (indicating a contested election), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of directors generally.

·      A majority of the directors in office, or the sole remaining director, shall fill vacancies on the Board.  The Board of Directors will not be able fill any vacancy, or a newly created directorship, with any candidate who has not agreed to tender an irrevocable resignation that will be effective upon (a) the failure of the director to receive the number of votes required for reelection, and (b) the acceptance of such director's resignation by the Board of Directors.

·      If a director tenders his or her resignation due to failure to have received the number of votes required for reelection to the Board, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether the Board should accept the director's resignation, reject the director's resignation or take such other action as the Committee may recommend. The Board will act on the Committee's recommendation and publicly disclose its decision and the rationale behind the decision within 30 days after certification of the results.

·      Consistent with the provision in the current charter, the number of directors will be fixed by affirmative vote of a majority of the total number of directors then in office.

The charter amendment is set forth in full on Appendix A to this Proxy Statement, and the bylaw amendments are set forth in full on Appendix B to this Proxy Statement.

The Board recommends that stockholders approve the charter amendment.  If this Proposal No. 3 is approved by the stockholders, the charter amendment will be approved.  That will in turn result in the effectiveness of the bylaw amendments that have been conditionally approved by the Board.  Stockholder approval of the bylaw amendments is not required, and the Company is not asking for stockholder approval of the bylaw amendments pursuant to this Proposal No. 3.

Vote Required

The approval of the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of 66 2/3% of the outstanding shares entitled to vote generally in the election of directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our amended and restated certificate of incorporation provides that our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. The size of our Board of Directors is currently set at six directors. Any additional directorships resulting from an increase in the number of directors or vacancies may only be filled by the directors then in office. Elections for directors will be held annually. The term of office for each director will be until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Zvi Eiref, who has served on our Board and as Chairman of the Audit Committee as an independent director since 2007, has not been nominated for election and his term will expire and he will leave the Board on December 14, 2011. Earlier this year, Mr. Eiref expressed his intention to Senior Management to retire. Bruce Kanter will replace Mr. Eiref as the Chairman of the Audit Committee of the Board of Directors.

The Board has determined Messrs. Hinkaty, Lynch, Kanter and Taylor each qualifies as “independent” as independence is defined by Rule 5605(a)(2) of the Nasdaq marketplace rules. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the Nasdaq marketplace rules.

Our Board of Directors met eight times in 2010. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2010, all of the directors attended 75% or more of the meetings of the Board and the committees on which they served. None of our directors then serving on our Board attended our 2010 annual meeting of stockholders. Directors are encouraged to attend the annual meeting of stockholders.

Board Leadership Structure

The Board is led by Ingrid Jackel in her role as Chairwoman.  Ms. Jackel is also our Chief Executive Officer. Since Ms. Jackel is the director that is most familiar with our business and industry, the Board believes that it currently serves the best interest of the Company to combine the positions.

Thomas E. Lynch is the Company's “lead independent director.” In this role, Mr. Lynch acts as the principal liaison between the independent directors of the Board and the Chairwoman of the Board, and he presides at executive sessions of the Board's independent directors.

The Board has reviewed its leadership structure and concluded that this structure is appropriate at this time. The Board evaluates this structure periodically.

Board's Ongoing Oversight of Risk

Management has primary responsibility for identification, assessment and management of the various risks likely faced by the Company. The Board's oversight of the major risks faced by the Company occurs as an integral and continuous part of the Board's oversight of the business.  For example, our principal strategic risks are reviewed as part of the Board's regular discussion and consideration of our strategy, and the alignment of specific initiatives with this strategy.  Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas.

Board Committees

We currently have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Special Committee. The Audit Committee and the Special Committee currently have three members. The Compensation Committee and Nominating and Corporate Governance Committee each currently has four members. All of the members of our committees are “independent” as independence is defined by Rule 5605(a)(2) of the Nasdaq marketplace rules. All of the members of the Audit Committee are “independent” as defined by the rules of the SEC.

Audit Committee.    The Audit Committee is currently comprised of Messrs. Eiref (Chairman), Hinkaty and Kanter and met a total of 6 times in 2010. Each of the members of the Audit Committee is “independent” under the standards required for audit committee members under the Nasdaq marketplace rules and the rules of the SEC. The Audit Committee oversees our accounting, financial reporting and control processes and the audits of our financial statements, including: the preparation, presentation and integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor's qualifications and independence; and the performance of our independent auditor.

Our Audit Committee, among other things, has sole responsibility to retain and terminate our independent auditor, pre-approves all audit and non-audit services performed by our independent auditor and the fees and terms of each engagement and reviews our quarterly and annual audited financial statements and related public disclosures, earnings press releases and other financial information provided to analysts or rating agencies. In discharging its oversight role, the Audit Committee has the power to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and the independent auditor and it has the authority to retain independent counsel and other advisers as it determines necessary to carry out its duties.

Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board of Directors has determined that Zvi Eiref meets the requirements for an “audit committee financial expert” as defined by the rules of the SEC.

Upon Mr. Eiref's retirement from the Board, Mr. Kanter will be appointed Chairman of the Audit Committee. The Company also intends to appoint Mr. Taylor to the Audit Committee.

The charter of the Audit Committee is available in the Investor Relations section of our website at www.physiciansformula.com.

Compensation Committee.    The Compensation Committee is currently comprised of Messrs. Hinkaty (Chairman), Eiref, Lynch and Kanter, each of whom is “independent” under the Nasdaq marketplace rules. Mr. Kanter became a member of the Committee in September 2011. The Compensation Committee oversees the development of our benefit plans, reviews and approves all compensation arrangements for executive officers and directors and reviews general policies relating to the compensation and benefits of our officers, employees and directors. Our executive officers make recommendations regarding executive compensation to the Compensation Committee and the Committee approves these recommendations.  The Committee then considers other available information, applies its own judgment and experience and makes an independent determination regarding both the components and amounts of executive compensation.  Our human resources department supports the Compensation Committee in its responsibilities for the benefit plans and compensation arrangements. The Committee met a total of five times in 2010.

The charter of the Compensation Committee allows the Compensation Committee to delegate authority to subcommittees and engage compensation consultants and independent counsel as it deems appropriate. The Compensation Committee does not delegate any of its functions to others in setting compensation.

Upon Mr. Eiref's retirement from the Board, the Committee will be comprised of Messrs. Hinkaty (Chairman), Lynch and Kanter.

The charter of the Compensation Committee is available in the Investor Relations section of our website at www.physiciansformula.com.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is currently comprised of Messrs. Lynch (Chairman), Eiref, Hinkaty and Kanter. Mr. Kanter became a member of the Committee in September 2011. The Nominating and Corporate Governance Committee's responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Committee met a total of five times in 2010.

The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates. The Nominating and Corporate Governance Committee may also retain independent counsel and other consultants or experts to assist it in carrying out its responsibilities.

The Nominating and Corporate Governance Committee will consider all nominees for election as directors of Physicians Formula in accordance with the mandate contained in its charter.  When evaluating candidates, the Nominating and Corporate Governance Committee considers the person's judgment, skills, experience, independence, understanding of Physicians Formula's business and related industries. Candidates are also evaluated with reference to the overall composition of the Board, such that the Board as a whole contains a predominance of business backgrounds that has a diverse set of experience and perspectives. The Nominating and Corporate Governance Committee will review all candidates in this manner, regardless of the source of the recommendation, select qualified candidates and submit its recommendations to the Board.

The policy of the Nominating and Corporate Governance Committee is to consider as potential nominees individuals properly recommended by stockholders.  Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Chair of the Nominating and Corporate Governance Committee, Physicians Formula Holdings, Inc., 1055 West 8th Street, Azusa, California 91702.  Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected.  Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in our by-laws as described under “Other Matters-Stockholder Proposals and Director Nominations.”

Physicians Formula has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

Upon Mr. Eiref's retirement from the Board, the Committee will be comprised of Messrs. Lynch (Chairman), Hinkaty and Kanter.

The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of our website at www.physiciansformula.com.

Special Committee. In October 2010, the Board established a Special Committee to direct and oversee an exploration of the strategic alternatives available to the Company to maximize shareholder value. The Special Committee is currently comprised of Messrs. Lynch (Chairman), Eiref and Hinkaty and met a total of two times in 2010.

The following table shows the current membership of each committee:

	Audit	Compensation	Nominating and Corporate	Special
Name of Director	Committee	Committee	Governance Committee	Committee
Zvi Eiref	Chairman	Member	Member	Member
Charles J. Hinkaty	Member	Chairman	Member	Member
Thomas E. Lynch	—	Member	Chairman	Chairman
Bruce E. Kanter	Member	Member	Member	—

Communication with the Board of Directors

Stockholders may communicate with the Board by directing communications to the Chief Financial Officer and should prominently indicate on the outside of the envelope that the communication is intended for the Board or for individual directors. In accordance with instructions from the Board, the Chief Financial Officer will review all communications, organize the communications for review by the Board and promptly forward communications (other than communications unrelated to the operation of the Company, such as advertisements, mass mailings, solicitations and job inquiries) to the Board or individual directors.

Code of Ethics

We have adopted a code of ethics for senior financial employees that applies to the following positions: Chief Executive Officer, President, Chief Financial Officer, principal accounting officer and other employees. The code of ethics is available in the Investor Relations section of our website at www.physiciansformula.com and is available in print to any stockholder who requests it. If we waive any material provision of our code of ethics or substantively change the code, we will disclose that fact on our website within four business days of the waiver or substantive change.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers serve at the request of the Board of Directors.

Name	Age	Principal Position
Ingrid Jackel	42	Chief Executive Officer
Jeffrey P. Rogers	48	President
Jeff M. Berry	41	Chief Financial Officer

Set forth below is information concerning our executive officers who are not directors. See pages 6-7 for biographical information concerning our directors.

Jeff M. Berry, Chief Financial Officer.  Jeff M. Berry was appointed as our Chief Financial Officer on February 19, 2010. Mr. Berry served as the Interim Chief Financial Officer from May 29, 2009 to February 19, 2010. Mr. Berry served on the Board of Directors from October 2007 to May 2009 and was the Chair of the Compensation Committee and the Corporate Governance and Nominating Committee, and a member of the Audit Committee. In conjunction with his appointment as the Interim Chief Financial Officer in May 2009, Mr. Berry resigned from the Board of Directors and from all of the committees of the Board of Directors on which he served. From November 2008 to May 2009, prior to joining Physicians Formula as Interim Chief Financial Officer, Mr. Berry worked as a consultant to private equity firms seeking investment opportunities in the food industry. Mr. Berry served as Vice President and Treasurer of Del Monte Foods Company from August 2006 to October 2008, where his responsibilities included corporate treasury, corporate and financial strategy, M&A and business development and public relations. Mr. Berry served as Vice President, Strategic Planning and Business Development of Del Monte Foods Company from March 2003 to August 2006. Mr. Berry began his career with Bain & Company and held a variety of positions with McKinsey & Company from 1997 to 2002, where he advised consumer products and retail clients in the areas of strategy, branding and marketing.

COMMON STOCK OWNERSHIP

Beneficial Ownership Table

The following table provides information concerning beneficial ownership of our common stock as of October 24, 2011, by:

•each of our directors and each nominee for director;
•each of our named executive officers;
•each person known by us to beneficially own 5% or more of our outstanding common stock; and
•all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 13,605,675 shares of common stock outstanding as of October 24, 2011 and a total of 960,769 common stock options currently exercisable or exercisable by our directors and executive officers as a group within 60 days of October 24, 2011.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of October 24, 2011 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares of Common Stock
	Beneficially Owned
	Number	Percentage
5% or More Beneficial Owners:
Mill Road Capital, LP(1)	3,166,943	22.2%
Diker Management, LLC(2)	2,143,285	15.8
FMR, LLC(3)	1,200,534	8.8
Dimensional Fund Advisors, LP(4)	1,051,742	7.7
Rutabaga Capital Management(5)	992,631	7.3
The Vanguard Group, Inc.(6)	704,560	5.2

Directors, Nominees and Named Executive Officers:
Ingrid Jackel (7)	621,505	4.4
Jeffery P. Rogers(8)	653,148	4.7
Jeff M. Berry(9)	132,362	1.0
Zvi Eiref(10)	79,516	*
Charles J. Hinkaty(11)	26,398	*
Thomas E. Lynch(1)	3,180,604	22.3
Bruce E. Kanter(12)	8,203	*
All directors and executive officers as a group	4,701,736	34.6
_________________________
* Less than 1%.

(1)
Information reported is based on a Schedule 13D/A filed on May 3, 2010 by Mill Road Capital, L.P., on which each of Mill Road Capital, L.P. and Mill Road Capital GP LLC reported sole voting and dispositive power over 3,166,943 shares of our common stock consisting of 2,516,943 shares of common stock held by the fund and a warrant to purchase 650,000 shares of common stock held by the fund. In addition, the shares beneficially owned by Mr. Lynch include 13,661 shares of common stock exercisable within 60 days of October 24, 2011. The address of Mill Road Capital, L.P., Mill Road Capital GP LLC and Messrs. Lynch and Scharfman is 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830.

(2)
Information reported is based on a Schedule 13G/A filed on February 14, 2011 by Diker Management, LLC, on which each of Diker GP, LLC, Diker Management, LLC, Charles M. Diker and Mark N. Diker reported shared voting and dispositive power over 2,143,285 shares of our common stock and Diker Micro Value QP Fund LP reported shared voting and dispositive power over 931,381 shares of our common stock.  The address of Diker GP, LLC, Diker Management, LLC, Diker Micro Value QP Fund LP and Messrs. Diker and Diker is 730 Fifth Avenue, 15th Floor, New York, New York 10019.

(3)
Information reported is based on a Schedule 13G/A filed on February 16, 2010 by FMR LLC, on which FMR LLC reported sole dispositive power over 1,200,534 shares of our common stock.  According to the Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.  The interest of one person, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in the shares amounted to 1,200,534 of our common stock.  The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
Information reported is based on a Schedule 13G filed on February 11, 2011 by Dimensional Fund Advisors LP, on which Dimensional Fund Advisors LP reported sole voting power and sole dispositive power over 1,036,550 and 1,051,742 shares of our common stock, respectively. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as adviser or sub-adviser to certain funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over securities that are owned by the Funds, and may be deemed to be the beneficial owner of our shares of common stock held by the Funds. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
Information reported is based on a Schedule 13G filed on February 4, 2011 by Rutabaga Capital Management, on which Rutabaga Capital Management reported sole voting power, shared voting power and sole dispositive power over  848,031, 144,600 and 992,631 shares of our common stock, respectively. The address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(6)
Information reported is based on a Schedule 13G filed on February 10, 2011 by The Vanguard Group, Inc., on which The Vanguard Group, Inc. reported sole voting power, sole dispositive power and shared dispositive power over 28,400, 676,160 and 28,400 shares of our common stock, respectively. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7)	Includes options to purchase 539,837 shares of common stock exercisable within 60 days of October 24, 2011.
(8)	Includes options to purchase 222,792 shares of common stock exercisable within 60 days of October 24, 2011.
(9)	Includes options to purchase 119,262 shares of common stock exercisable within 60 days of October 24, 2011.
(10)	Includes options to purchase 40,616 shares of common stock exercisable within 60 days of October 24, 2011.
(11)	Includes options to purchase 16,398 shares of common stock exercisable within 60 days of October 24, 2011.
(12)	Includes options to purchase 8,203 shares of common stock exercisable within 60 days of October 24, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Physicians Formula common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based solely on a review of such reports and representations and information provided by our directors and executive officers, we believe that, during fiscal year 2010, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The compensation program for our executive officers is designed to attract and retain key executive officers and to motivate them to achieve our operating objectives. Different elements of compensation are linked to short and long-term performance, with the goal of increasing stockholder value over the long term. We seek to reward the achievement of specific annual goals through cash incentive compensation. We also strive to promote an ownership mentality among our executive officers by offering equity-based compensation that aligns their interests with those of our stockholders and our business. To that end, the Compensation Committee, which we refer to in this section as the “Committee,” believes executive compensation should include both cash and equity-based compensation.

The primary objectives of our compensation program are:
•to attract and retain the best possible executive talent;

•	to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and

•	to align executive officers' incentives with increases in stockholder value and the achievement of corporate objectives.

Overview of Compensation and Process

The Committee has the overall responsibility for evaluating and approving the annual compensation and compensation programs for our three executive officers: the Chief Executive Officer, the President and the Chief Financial Officer (collectively, the “named executive officers”). The Committee considers available information, applies its own judgment and experience and makes an independent determination regarding both the components and amounts of executive compensation.

Our executive officer compensation consists of:
•base salary;
•annual cash incentive compensation; and
•long-term equity incentive compensation.

In addition, employment agreements with each of the named executive officers provide for severance upon certain termination events. We also provide certain retirement benefits and perquisites and other benefits.

The amount of each element of compensation is determined by the Committee, which reviews the following factors to determine the amount of compensation and combination of elements to pay each named executive officer:
•performance against corporate objectives for the year;
•difficulty of achieving desired results in the coming year;
•value of an individual's unique skills and capabilities to support our objectives; and
•contribution as a member of the executive management team.

Our policy for allocating between short-term and long-term compensation is to ensure adequate compensation to attract and retain key executive officers, while providing them with an incentive to maximize long-term stockholder value. We do not have an exact formula for allocating between short-term and long-term compensation or between cash and equity-based compensation. The Committee makes an effort to ensure that our compensation program for executive officers is perceived as fundamentally fair.

Compensation Elements

Base Salary

We provide a base salary to our executive officers to compensate them for their services during the year. Base salaries are intended to promote retention of existing executive officers. Therefore, the Committee seeks to offer base salaries that are competitive. The Committee sets base salaries based on the executive officer's role, responsibilities and experience and current market conditions.

On February 19, 2010, the Committee approved an employment agreement with Mr. Berry in connection with his appointment as our Chief Financial Officer. The employment agreement provides that Mr. Berry will be paid an annual base salary of $316,368.

On June 24, 2010, the Committee considered its employee base salary rates, including those of its named executive officers, which had been reduced in the spring of 2009 in response to the worldwide economic crisis. On June 24, 2010, the Committee approved an increase to the base salaries for all employees impacted by the previous reduction, including its named executive officers, to the level in effect immediately prior to the 2009 salary reductions. As a result, Ingrid Jackel's base salary was increased from $340,704 to $378,560, Jeffrey P. Rogers' base salary was increased from $340,704 to $378,560, and Jeff M. Berry's base salary was increased from $316,368 to $351,520. The base salary increase was effective for all impacted employees as of July 5, 2010.

Signing Bonus for Chief Financial Officer

On February 19, 2010, pursuant to his employment agreement, Mr. Berry received a sign-on bonus of $120,000. Please see "Employment Agreements" on page 19 for a description of Mr. Berry's employment agreement.

Annual Cash Incentive Compensation

We provide an opportunity for our named executive officers to earn annual cash incentive compensation under our annual bonus plan. On June 24, 2010, the Committee approved the Physicians Formula, Inc. Annual Bonus Plan (the "Plan"). The purpose of the Plan is to provide annual incentives, contingent upon continued employment and meeting certain corporate and/or individual goals, to certain employees of Physicians Formula, Inc. who make substantial contributions to the Company and who are designated by the Committee, including each of the named executive officers (each, a "Participant").

On June 24, 2010, the Committee also established the performance criteria for the determination of the annual cash bonus payable for 2010. The 2010 bonus payable to each Participant (such amount, the "Bonus") was to be determined based on the increase in Earnings Per Share (as defined below) for 2010 above the Company's budgeted 2010 Earnings Per Share, after adding back all 2010 bonuses payable under the Plan. For purposes of calculating the Bonus, "Earnings Per Share" meant the diluted earnings (or loss) per share of the Company, as determined by the Committee in accordance with generally accepted accounting principles for inclusion in the Company's annual audited financial statements, subject to adjustment to exclude any reported cumulative effect of accounting changes, any reported income and losses from discontinued operations, and any reported extraordinary or nonrecurring gains and losses as determined under generally accepted accounting principles.

Based on the Earnings Per Share achieved for 2010 above the budgeted amount, the Committee was to assign a bonus payout percentage between 0 and 100% (the "EPS Payout Percentage"). Each Participant was to be entitled to receive a Bonus equal to: (i) the EPS Payout Percentage, multiplied by (ii) the Participant's target bonus for 2010. The maximum EPS Payout Percentage was to be 100% in any event.

The Bonus payable for 2010, if any, was to be paid in the form of cash as soon as practicable following the end of 2010, but no later than two and a half months following the end of 2010. Each Participant must have been employed by the Company as of the last day of the fiscal year in order to be entitled to receive his or her Bonus.

The following table set forth the minimum and target/maximum cash bonus amounts payable to each named executive officer upon achievement of the specified level of Earnings Per Share set by the Committee:

Executive	Minimum ($)	Target/Maximum ($)
Ingrid Jackel	0	$189,280
Jeffrey P. Rogers	0	$189,280
Jeff M. Berry	0	$175,760

The Committee did not approve bonus payments in respect of 2010 performance under the Plan.

On July 5, 2011, the Committee approved performance criteria and award opportunities for fiscal year 2011 pursuant to the Annual Bonus Plan (the “2011 Plan”) of Physicians Formula, Inc. The 2011 Plan authorizes the Committee to select employees eligible to earn annual bonuses, to establish performance goals for each year, to establish formulae by which bonuses are calculated, to establish the maximum bonus that may be earned by each eligible employee and to otherwise administer the 2011 Plan.

The amount of 2011 bonus, if any, payable under the 2011 Plan to each named executive officer will be determined as follows:  (i) 30% of the bonus will be determined based on the increase in Net Sales (as defined below) for the 2011 fiscal year above Net Sales for the 2010 fiscal year; and (ii) 70% of the bonus will be determined based on the excess of Earnings Per Share (as defined below) for 2011 over the Company's budgeted 2011 Earnings Per Share.  For purposes of calculating the amount of bonus payable to any named executive officer, “Net Sales” means the Company's gross sales during the applicable period, less returns, discounts and allowances; and “Earnings Per Share” means the diluted earnings (or loss) per share of the Company, as determined by the Committee in accordance with generally accepted accounting principles for inclusion in the Company's annual audited financial statements, subject to adjustment to exclude amounts payable under the 2011 Plan and any reported cumulative effect of accounting changes, any reported income and losses from discontinued operations, and any reported extraordinary or nonrecurring gains and losses as determined under generally accepted accounting principles.

No bonus will become payable to any named executive officer unless the Earnings Per Share achieved for 2011 exceeds the Company's budgeted Earnings Per Share for the 2011 fiscal year.  The maximum amount of bonus payable to any named executive officer will not exceed 150% of the named executive officer's target bonus for 2011.  In addition, the total amount of bonuses payable to all employees (including the named executive officers) entitled to receive a bonus under the 2011 Plan will not exceed 40% of the excess of the Company's adjusted EBITDA (as defined in the Company's credit agreements) for 2011 over the Company's budgeted adjusted EBITDA for 2011.

The bonus payable for any named executive officer for 2011, if any and subject to the 40% adjusted EBITDA restriction described above, is to be paid in cash as soon as practicable following the end of 2011, but no later than two and a half months following the end of 2011.  A named executive officer must be employed by the Company on the date of payment of the bonus in order to be entitled to receive his or her bonus.

The following table sets forth the target and maximum cash bonus amounts payable to each named executive officer.  No named executive officer is entitled to receive a minimum bonus payment for fiscal year 2011.

Executive	Target ($)	Maximum ($)
Ingrid Jackel	$189,280	$283,920
Jeffrey P. Rogers	$189,280	$283,920
Jeff M. Berry	$175,760	$263,640

Because payouts under the 2011 Plan depend on future corporate performance, the actual amounts the Company will pay to named executive officers under the plan for 2011 are not yet determinable.

Long-Term Equity Incentive Compensation

All of our executive officers have received long-term equity incentive compensation in the form of incentive stock options and non-qualified stock options. Our option program is designed to align the interests of our executive officers with our stockholders' long-term interests by creating an ownership mentality among our executive officers and to reward them for our performance, measured by increases in the price of our common stock. We provide options that vest over a period of time to encourage retention of our executive officers and focus their efforts on the creation of long-term stockholder value and corporate objectives. We believe our ability to grant equity-based awards would also serve to attract new executive talent, if necessary.

On February 19, 2010, the Committee granted 200,000 non-qualified stock options to Mr. Berry in connection with his appointment as our Chief Financial Officer.

2003 Stock Option Plan

On November 3, 2003, before we were a public company, our Board of Directors adopted the 2003 Stock Option Plan (the “2003 Plan”), which authorizes the grant of incentive stock options and/or non-qualified stock options to our executive officers and other key employees. The purpose of the 2003 Plan is to allow those persons who have a substantial responsibility for our management and growth to acquire an ownership interest in our company and thereby encourage them to contribute to our success and to remain in our employ. The 2003 Plan is also intended to increase our ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, our sustained progress, growth and profitability depend. We anticipate that all future option grants will be made under our 2006 Equity Incentive Plan and we do not intend to issue any further options under the 2003 Plan.  As of December 31, 2010, 538,889 options were outstanding under the 2003 Plan.

In 2003 and 2004, we granted incentive stock options and non-qualified stock options under our 2003 Plan to our named executive officers. The options granted under the 2003 Plan included options that vested and became exercisable over time (the “time-vesting options”), as well as options that originally provided that they vest and become exercisable only upon a sale of Physicians Formula in which the aggregate cash proceeds received by the Summit Partners investors is equal to or greater than three times the amount of the Summit Partners investors' total original investment in Physicians Formula (the “performance-vesting options”).

On November 14, 2006, the closing date of the initial public offering, we amended the performance-vesting options to accelerate the vesting of 550,781 of the 713,334 performance-vesting options then outstanding. The remaining performance-vesting options that did not vest on November 14, 2006, became time-vesting options that vested and became exercisable in 24 equal monthly installments over a period of two years from November 14, 2006.

The portion of the performance-vesting options that vested upon completion of our initial public offering was determined by multiplying the number of performance-vesting options held by each individual by a fraction, the numerator of which was the assumed aggregate cash proceeds received by the Summit Partners investors in respect of their investment in Physicians Formula and its subsidiaries prior to and upon the closing of the initial public offering based on certain assumptions made on October 23, 2006, the day the amendments to the performance-vesting options were approved, and the denominator of which was three times the amount of the Summit Partners investors' total original investment in Physicians Formula and its subsidiaries (including amounts paid in connection with our recapitalization in December 2005). The assumptions made on October 23, 2006 were: the common stock was priced at $16.00, the midpoint of the range on the cover of the preliminary prospectus for our initial public offering; the Summit Partners entities sold the number of shares as set forth in the preliminary prospectus for the initial public offering; the over-allotment option was exercised in full; and the underwriting discount was $1.12 per share. Although the actual price to the public of our common stock in the initial public offering was $17.00 per share, the underwriting discount was $1.19 per share and the number of shares sold by Summit Partners in the initial public offering was more than as set forth in the preliminary prospectus, we did not revise the number of performance-vesting options that vested on the closing of our initial public offering because that number was fixed at the time the amendments were approved.

Administration.  The Committee administers the 2003 Plan. Under the 2003 Plan, the Committee has sole and complete authority to select participants, grant options to participants in forms and amounts as it determines, impose limitations, restrictions and conditions upon options as it deems appropriate, interpret the 2003 Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the 2003 Plan, correct any defect or omission or reconcile any inconsistency in the plan or an option granted under the 2003 Plan and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the 2003 Plan.

Terms of awards.  The exercise price of an option granted under the 2003 Plan may not be less than 100% of the fair market value of our common stock on the date the option is granted. Option awards were granted to each participant pursuant to an agreement entered into between us and such person. Provisions of such agreements set forth the types of options being granted, the total number of shares of common stock subject to the options, the price, the periods during which such options may be exercised and such other terms and performance objectives as are approved by our Board of Directors or its designated committee which are not inconsistent with the terms of the 2003 Plan. The 2003 Plan does not permit the term of an option to exceed ten years from the date of grant.

For a description of termination and change in control provisions applicable to options issued under the 2003 Plan, please see “-Potential Payments upon Termination or Change in Control-Stock Options under the 2003 Stock Option Plan.”

2006 Equity Incentive Plan

In connection with our initial public offering, we adopted the 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other performance awards. Directors, officers and other employees of Physicians Formula and its subsidiaries, as well as others performing services for us, are eligible for grants under the 2006 Plan. The purpose of the 2006 Plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

A total of 900,000 shares of our common stock were originally available for issuance under the 2006 Plan. This amount automatically increases on the first day of each fiscal year beginning in 2007 and ending in 2016 by the lesser of: (i) 2% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year or (ii) such lesser number of shares as determined by the Committee. The Committee has determined that there will be no automatic increase in 2012. The number of shares available for issuance under the 2006 Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we shall make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the 2006 Plan. The shares available for issuance under the 2006 Plan may be, in whole or in part, authorized and unissued or held as treasury shares. As of December 31, 2010, 1,466,000 options were outstanding under the 2006 Plan.

Eligibility.  Directors, officers and employees of Physicians Formula and its subsidiaries, as well as other individuals performing services for us, or to whom we have extended an offer of employment, will be eligible to receive grants under the 2006 Plan. However, only employees may receive grants of incentive stock options. In each case, the Committee selects the grantees to participate in the 2006 Plan.

Stock Options.  Under the 2006 Plan, the Committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code, and other, non-qualified stock options. The Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 800,000 shares, and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have an aggregate fair market value greater than $100,000, determined at the time of grant.

The exercise price of an option granted under the 2006 Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive stock option awarded to a person who owns stock representing more than 10% of Physicians Formula's voting power may not be less than 110% of such fair market value on such date.

Unless the Committee determines otherwise, the exercise price of any option may be paid in cash, by delivery of shares of common stock with a fair market value equal to the exercise price, and/or by simultaneous sale through a broker of shares of common stock acquired upon exercise.

If a participant elects to deliver shares of common stock in payment of any part of an option's exercise price, the Committee may at its discretion grant the participant a “reload option.”  The reload option entitles the participant to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the Committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld in satisfaction of any of our tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise.

The Committee determines the term of each option at its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock representing more than 10% of the voting power of Physicians Formula or any of its subsidiaries, five years from the date of grant.

For a description of termination and change in control provisions applicable to options issued under the 2006 Plan, please see “-Potential Payments upon Termination or Change in Control-Stock Options under the 2006 Equity Incentive Plan.”

Stock Appreciation Rights.  SARs entitle a participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the SAR. The grant price and the term of a SAR will be determined by the Committee, except that the price of a SAR may never be less than the fair market value of the shares of our common stock subject to the SAR on the date the SAR is granted.

Restricted Stock. Under the 2006 Plan, the Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Unless the Committee determines otherwise, all restrictions on a grantee's restricted stock will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Physicians Formula and its subsidiaries, if the cessation occurs due to a termination within one year after a change in control of Physicians Formula or due to death, disability or, in the discretion of the Committee, retirement. In addition, the Committee has the authority to award shares of restricted stock with respect to which all restrictions shall lapse automatically upon a change in control of Physicians Formula, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee's restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Restricted Stock Units; Deferred Stock Units. Under the 2006 Plan, the Committee may award restricted stock units subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit. Unless the Committee determines otherwise, all restrictions on a grantee's restricted stock units will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Physicians Formula and its subsidiaries, if the cessation occurs due to a termination within one year after a change in control of Physicians Formula or due to death, disability or, in the discretion of the Committee, retirement. In addition, the Committee has the authority to award restricted stock units with respect to which all restrictions shall lapse automatically upon a change in control of Physicians Formula, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee's restricted stock units as to which the applicable restrictions have not lapsed will be forfeited immediately. Prior to the later of (i) the close of the tax year preceding the year in which restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the 2006 Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the 2006 Plan) and on or prior to the date the restricted stock units are granted, a grantee may elect to defer the receipt of all or a portion of the shares due with respect to the restricted stock units and convert such restricted stock units into deferred stock units. Subject to specified exceptions, the grantee will receive shares in respect of such deferred stock units at the end of the deferral period.

Performance Awards.  Under the 2006 Plan, the Committee may grant performance awards contingent upon achievement by the grantee, Physicians Formula and/or its subsidiaries or divisions, of set goals and objectives regarding specified performance criteria, such as, for example, return on equity, over a specified performance cycle, as designated by the Committee. Performance awards may include specific dollar-value target awards, such as performance units, the value of which is established by the Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid in cash and/or shares of our common stock or other securities.

Unless the Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Physicians Formula and its subsidiaries prior to completion of a performance cycle, due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If we undergo a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change of control.

Vesting, Withholding Taxes and Transferability of All Awards. The terms and conditions of each award made under the 2006 Plan, including vesting requirements, will be set forth consistent with the 2006 Plan in a written agreement with the grantee. Except in limited circumstances, no award under the 2006 Plan may vest and become exercisable within six months of the date of grant, unless the Committee determines otherwise.

Unless the Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have us withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock or a restricted stock unit, in order to satisfy our withholding obligations in connection with any such exercise, grant or vesting.

Unless the Committee determines otherwise, no award made under the 2006 Plan will be transferable other than by will or the laws of descent and distribution or to a grantee's family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians or legal representatives.

Amendment and Termination of the 2006 Plan. The Board may amend or terminate the 2006 Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with applicable stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the 2006 Plan without the affected participant's consent. If not previously terminated by the Board, the 2006 Plan will terminate on the tenth anniversary of its adoption.

 Awards Under the 2006 Plan. On February 6, 2007, we awarded 300,000 non-qualified stock options under the 2006 Plan to our executive officers and other key employees. These options vest in 48 equal monthly installments beginning on March 6, 2007 and have an exercise price equal to $20.75 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.  These options will expire on February 6, 2017.

On August 30, 2007, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his appointment to the Board.  25% of these options vested on the date of the grant. The remaining options vest in 48 equal monthly installments beginning on September 30, 2007.  The exercise price is equal to $9.85 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.  These options will expire on August 30, 2017.

On November 8, 2007, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his appointment to the Board.  25% of these options vested on the date of the grant.  The remaining options vest in 48 equal monthly installments beginning on December 8, 2007. The exercise price is equal to $12.00 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.  These options will expire on November 8, 2017.

On January 30, 2008, we awarded 317,000 non-qualified stock options under the 2006 Plan to our executive officers and other key employees. These options vest in 48 equal monthly installments beginning on February 29, 2008 and have an exercise price equal to $9.54 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.  These options will expire on January 30, 2018.

On April 24, 2009, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his appointment to the Board. 25% of these options vested on the date of the grant.  The remaining options vest in 48 equal monthly installments beginning on May 24, 2009. The exercise price is equal to $1.83 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.  16,007 options have been exercised and the remaining 8,993 options were forfeited upon the director's resignation from the Board on May 24, 2011.

On October 19, 2009, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his appointment to the Board. 25% of these options vested on the date of the grant. The remaining options vest in 48 equal monthly installments beginning on November 19, 2009. The exercise price is equal to $2.60 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on October 19, 2019.

On November 10, 2009, we awarded 620,000 non-qualified stock options under the 2006 Plan to our executive officers and other key employees. These options vest in 48 equal monthly installments beginning on December 10, 2009 and have an exercise price equal to $2.30 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on November 10, 2019.

On December 10, 2009, we awarded 7,000 non-qualified stock options under the 2006 Plan to an employee. These options vest in 48 equal monthly installments beginning on January 10, 2010 and have an exercise price equal to $1.80 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on December 10, 2019.

On December 24, 2009, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his service on the Board. 25% of these options vested on the date of the grant. The remaining options vest in 48 equal monthly installments beginning on January 24, 2010. The exercise price is equal to $2.50 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on December 24, 2019.

On February 19, 2010, we awarded 200,000 non-qualified stock options under the 2006 Plan to an executive officer in connection with his appointment as our Chief Financial Officer. These options vest in 48 equal monthly installments beginning on March 19, 2010 and have an exercise price equal to $2.16 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on February 19, 2020.

On April 29, 2010, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his appointment to the Board. 25% of these options vested on the date of grant. The remaining options vest in 48 equal monthly installments beginning on May 31, 2010. The exercise price is equal to $3.04 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on April 29, 2020.

On May 17, 2010, we awarded 5,000 non-qualified stock options under the 2006 Plan to a key employee. These options vest in 48 equal monthly installments beginning on June 17, 2010 and have an exercise price equal to $2.96 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on May 17, 2020.

On July 1, 2011, we awarded 25,000 non-qualified stock options under the 2006 Plan to a non-employee director in connection with his appointment to the Board. 25% of these options vested on the date of grant. The remaining options vest in 48 equal monthly installments beginning on August 1, 2011. The exercise price is equal to $4.04 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on July 1, 2021.

On July 19, 2011, we awarded 345,500 non-qualified stock options under the 2006 Plan to our executive officers and other key employees. These options vest in 48 equal monthly installments beginning on August 19, 2011 and have an exercise price equal to $3.90 per share, the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on July 19, 2021.

Post-Termination Benefits

Severance Payments

On May 6, 2008, we entered into an amended and restated employment agreements with each of our named executive officers. Pursuant to such amendment and restatement, if the named executive officer's employment is terminated without “Cause,” such executive officer will be entitled to (a) receive his or her base salary payable in regular installments as special severance payments for a period of twenty-four (24) months from the date of termination (the “Severance Period”), (b) continued use of a company car during the Severance Period, (c) participate in our benefit plans during the Severance Period and (d) receive a pro-rated portion of the executive officer’s target annual bonus for the year in which employment terminated. The Committee did not target any particular benchmark of severance but sought to provide severance and change-in-control benefits that were generally in line with market practice and peer company practices identified in the Mercer report.

On February 19, 2010, the Committee approved second amended and restated employment agreements (the “Second Amended Employment Agreements”) with each of Ingrid Jackel and Jeffrey P. Rogers. The Second Amended Employment Agreements clarified the calculation of the severance benefits in the previously existing employment agreement if the executive officer’s employment is terminated within one year following a Change of Control (as defined in the Second Amended Employment Agreements).

On February 19, 2010, the Committee approved an employment agreement with Jeff M. Berry. Under the employment agreement, if Mr. Berry’s employment is terminated without Cause (as defined in the employment agreement), then Mr. Berry will be entitled to (a) receive his then-existing base salary for 24 months from the date his employment is terminated (the “Severance Period”), (b) continued use of a company car during the Severance Period, (c) participate in our benefit plans during the Severance Period and (d) receive a pro-rated portion of his target annual bonus for the year in which employment terminated. If Mr. Berry is terminated within one year following a Change of Control (as defined in the employment agreement), Mr. Berry will be entitled to receive, in lieu of the benefit described in clause (d) above, the greater of (1) a pro-rated portion of the annual bonus Mr. Berry would have received through the date of the Change of Control based on a pro-rated portion of the Company and Mr. Berry’s performance through that date, and a pro-rated portion of Mr. Berry’s target annual bonus for the year in which employment terminated.

For more information on the severance payable under the employment agreements, please see “—Potential Payments Upon Termination or Change in Control” on page 22.

Retirement Plans

We offer a defined contribution 401(k) plan to our salaried employees, including the named executive officers. An employee may contribute up to 50% of his or her salary to the 401(k) plan provided that he or she has been with the Company for six months or more and is over 21 years old. We provide a company matching contribution of 100% of the first 5% of salary contributed by each participant. Participant account balances are payable upon the earliest of death, total disability, termination of employment or retirement.

We also offer a voluntary deferred compensation plan for our executive officers. The plan allows these executive officers to defer all or a portion of their base salary. Under the terms of the deferred compensation plan, a participant's account balance will be distributed to a participant following his or her retirement or termination from Physicians Formula, disability or death, a change in control, or an unforeseeable financial emergency, or at a time specified by the participant when he or she enrolls in the plan.

Perquisites and Other Benefits

We provide named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our compensation program. The purpose of these perquisites and other personal benefits is to enable us to retain our key executive officers. Our perquisites and other personal benefits include: use of a company car, payment of health, dental, vision, short-term disability, long-term disability and group life insurance premiums.

Timing of Option Grants

See “Long-Term Equity Incentive Compensation — Awards Under the 2006 Plan” for a discussion of the stock options granted under the 2006 Plan. The exercise price of these stock options is the closing price of our common stock on the date of grant. Our Chief Executive Officer and other executive officers did not play a role in the Committee’s decision on the timing of the stock option grants. We do not have a program in place related to the timing of stock options in coordination with the release of material non-public information.

Stock Ownership Guidelines

We do not have any stock ownership guidelines for our executive officers. We have a policy which requires that our directors and executive officers abstain from short-swing trading, short selling or entering into any derivative securities related to their ownership of common stock.

Accounting and Tax Considerations

We were formed in 2003 by members of our current management and entities affiliated with Summit Partners for the purpose of completing a management-led buy-out that closed on November 3, 2003, which we refer to as the “Acquisition.” We granted incentive stock options to Ingrid Jackel and Jeffrey P. Rogers under the 2003 Plan in connection with the Acquisition in November 2003. All of the stock options granted since then under the 2003 Plan and the 2006 Plan are non-qualified stock options.

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals. We believe that compensation paid under our compensation plans is generally fully deductible for federal tax purposes to the extent it is less than $1 million for each named executive officer in a given year.

Summary Compensation Table

The following table summarizes the total compensation earned in 2010 and 2009 by our named executive officers:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards	Option Awards(3)	Nonequity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total(6)
Ingrid Jackel	2010	$358,904	$—	$—	$—	$—	$—	$36,295	$395,199
Chief Executive Officer	2009	350,896	—	—	214,380	—	—	45,274	610,550

Jeffrey P. Rogers	2010	365,456	—	—	—	—	—	44,429	409,885
President	2009	358,176	—	—	160,785	—	—	51,798	570,759

Jeff M. Berry	2010	333,268	120,000	—	191,340	—	—	47,326	691,934
Chief Financial Officer	2009	182,520	—	—	—	—	—	21,500	204,020
_________________________

(1)	Amounts shown are not reduced to reflect Mr. Rogers election to defer receipt of salary into the Physicians Formula Holdings, Inc. 2005 Nonqualified Deferred Compensation Plan.
(2)
Amounts shown for 2010 represent a sign-on bonus for Mr. Berry pursuant to his employment agreement. This bonus vests over a period of four years. If Mr. Berry leaves the Company prior to the fourth year, Mr. Berry would be required to repay the unvested portion of the bonus to the Company.

(3)
The amounts reflected in the Options Awards column represent the grant date fair value of the awards made during the identified fiscal year, as computed in accordance with Accounting Standards Codification 718. Please refer to Note 9 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for the relevant assumptions underlying the valuation of our stock options.

(4)	The Committee did not approve bonus payments in respect of 2010 performance under the Plan. For 2009, the Committee did not adopt a bonus plan in light of the weak economic environment.
(5)	Please see the “All Other Compensation Table” for information regarding the value of other compensation, benefits and perquisites provided to named executive officers in 2010.
(6)
Salary, Bonus and Non-Equity Incentive Plan Compensation received and reported in the Summary Compensation Table represents 91% of the total compensation received by Ms. Jackel, 89% of the total compensation received by Mr. Rogers and 66% of the total compensation received by Mr. Berry in 2010.

All Other Compensation Table

The following table provides information regarding the value of other compensation, benefits and perquisites provided to named executive officers in 2010:

Name	Automobile Allowance(1)	Company Contribution to 401(k) Plan(2)	Insurance Premiums(3)	Other		Total
Ingrid Jackel	$6,033	$8,310	$21,952	$—		$36,295
Jeffrey P. Rogers	3,780	12,250	25,678	2,721	(4)	44,429
Jeff M. Berry	15,095	12,250	9,232	10,749	(5)	47,326
_________________________

(1)
Consists of automobile allowance, gas reimbursement, automobile insurance and license and registration fees. For Ms. Jackel, consists of $3,692 of automobile allowance, $56 of gas reimbursement, $1,928 for automobile insurance and $357 for license and registration fees. For Mr. Rogers, consists of $3,083 of automobile allowance, $369 of gas reimbursement, $295 for automobile insurance and $33 for license and registration fees. For Mr. Berry, consists of $12,682 of automobile allowance, $1,861 for automobile insurance and $552 for license and registration fees.

(2)
Under our 401(k) plan, an employee may contribute up to 50% of his or her salary to the 401(k) plan provided that he or she has been with the company for 6 months or more and is over 21 years old. We provide a company matching contribution of 100% of the first 5% of salary contributed by each participant.

(3)
Consists of medical, dental, vision, life insurance premiums and short and long-term disability premiums paid by us. For Ms. Jackel, consists of $20,920 in medical, dental and vision insurance premiums, $634 in life insurance premiums and $398 in short and long-term disability premiums paid by us. For Mr. Rogers, consists of $24,316 in medical, dental and vision insurance premiums, $634 in life insurance premiums and $727 in short and long-term disability premiums paid by us. For Mr. Berry, consists of $8,544 in medical, dental and vision insurance premiums, $423 in life insurance premiums and $265 in short and long term disability premiums paid by us.

(4)	Amount represents contribution refunds related to Mr. Rogers's non-qualified deferred compensation plan.
(5)	Amount primarily represents COBRA continuation coverage premiums paid by us during Mr. Berry's term as our interim Chief Financial Officer.

Employment Agreements

Ingrid Jackel and Jeffrey P. Rogers.  On May 6, 2008, we entered into amended and restated employment agreements with each of Ms. Jackel and  Mr. Rogers.  The employment agreements provide that each such named executive officer is entitled to an annual base salary and annual incentive bonus up to a maximum amount determined by the Board each year based on the executive's achievement and our achievement of performance criteria and other goals established by the Board. The annual base salary of each named executive officer is subject to an adjustment each year in accordance with the index of wages and salaries for all private industry white-collar wages published by the United States Bureau of Labor Statistics. The named executive officers may also participate in all benefit plans that are generally made available to our senior executive employees and are entitled to use of a company car while employed by us.

The employment agreements further provide that if such named executive officer's employment is terminated without Cause (as defined in the employment agreements), then the named executive officer will be entitled to (a) receive his or her then-existing base salary for 24 months from the date his or her employment is terminated (the “Severance Period”), (b) continued use of a company car during the Severance Period, (c) participate in our benefit plans during the Severance Period and (d) receive a pro-rated portion of the named executive officer's target annual bonus for the year in which employment terminated.  If the named executive officer is terminated without Cause within one year following a Change in Control (as defined in the employment agreements), the named executive officer will be entitled to receive, in lieu of the benefit described in clause (d) above, the greater of (1) a pro-rated portion of the annual bonus the named executive officer would have received through the date of the Change in Control, and (2) a pro-rated portion of the named executive officer's target annual bonus for the year in which employment terminated.  See “-Potential Payments upon Termination or Change in Control” below.

On February 19, 2010, we entered into second amended and restated employment agreements (the "Amended Employment Agreements") with each of Ms. Jackel and Mr. Rogers.  Such amended and restated employment agreements were entered into in order to make certain clarifying amendments relating to compliance with the requirements of Section 409A of the Internal Revenues Code of 1986, as amended. In addition, the employment agreements were revised to (i) eliminate the provision relating to annual salary adjustments pursuant to the Employment Cost Index published by the Bureau of Labor Statistics, (ii) include certain employment benefits available to each of the executive officers and (iii) clarify the calculation of the severance benefit in the previously existing employment agreement if the executive officer's employment is terminated within one year following a Change of Control (as defined in the employment agreements).

Jeff M. Berry.  On February 19, 2010, we entered into an employment agreement with Jeff M. Berry. The employment agreement provides that Mr. Berry will be paid an annual base salary of $316,368, a sign-on bonus in the amount of $120,000, subject to the terms of Mr. Berry's employment agreement, and is eligible to participate in an incentive plan for senior executive officers with a target bonus level of 50% of Mr. Berry's base salary for 2010. The Compensation Committee also approved the grant of options to purchase 200,000 shares of our common stock to Mr. Berry on February 19, 2010 pursuant to our Amended and Restated 2006 Equity Incentive Plan. These options will vest in forty-eight equal monthly installments beginning on March 19, 2010. Under the employment agreement, if Mr. Berry's employment is terminated without Cause (as defined in the employment agreement), then Mr. Berry will be entitled to (a) receive his then-existing base salary for 24 months from the date his employment is terminated (the "Severance Period"), (b) continued use of a Company car during the Severance Period, (c) participate in our benefit plans during the Severance Period and (d) receive a pro-rated portion of his target annual bonus for the year in which employment terminated.  If Mr. Berry is terminated within one year following a Change of Control (as defined in the employment agreement), Mr. Berry will be entitled to receive, in lieu of the benefit described in clause (d) above, the greater of (1) a pro-rated portion of the annual bonus Mr. Berry would have received through the date of the Change of Control based on a pro-rated portion of the Company and Mr. Berry's performance through that date, and a pro-rated portion of Mr. Berry's target annual bonus for the year in which employment terminated.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2010:

	Option Awards(1)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Ingrid Jackel	166,667		—	—	$0.10	11/3/2013
	160,675		—	—	0.10	11/3/2013
	47,916		2,084	—	20.75	2/6/2017
	36,454		13,546	—	9.54	1/30/2018
	54,158		145,842	—	2.30	11/10/2019

Jeffrey P. Rogers	41,543		—	—	0.10	11/3/2013
	47,916		2,084	—	20.75	2/6/2017
	36,454		13,546	—	9.54	1/30/2018
	40,625		109,375	—	2.30	11/10/2019

Jeff M. Berry	20,699	(2)	4,301	—	12.00	11/8/2017
	41,660		158,340	—	2.16	2/19/2020
_________________________

(1)	We granted incentive stock options and non-qualified stock options under the 2003 Plan and non-qualified stock options under the 2006 Plan.
(2)
This option award was granted to Mr. Berry in connection with the his service as a member of the Board. Mr. Berry resigned as a member of the Board on May 29, 2009 to become our Interim Chief Financial Officer and subsequently our Chief Financial Officer on February 19, 2010.

(3)	The following table summarizes the vesting of each named executive officer's stock options that were not vested and exercisable on December 31, 2010:

			Year in Which Options Vest an Become Exercisable
Name	Type of Option	Grant Date	2011	2012	2013	2014	Total
Ingrid Jackel	Non-Qualified Stock Option	2/6/2007	2,084	—	—	—	2,084
	Non-Qualified Stock Option	1/30/2008	12,504	1,042	—	—	13,546
	Non-Qualified Stock Option	11/10/2009	50,001	50,004	45,837	—	145,842

Jeffrey P. Rogers	Non-Qualified Stock Option	2/6/2007	2,084	—	—	—	2,084
	Non-Qualified Stock Option	1/30/2008	12,504	1,042	—	—	13,546
	Non-Qualified Stock Option	11/10/2009	37,500	37,500	34,375	—	109,375

Jeff M. Berry	Non-Qualified Stock Option	11/8/2007	4,301	—	—	—	4,301
	Non-Qualified Stock Option	2/19/2010	49,998	50,004	50,004	8,334	158,340

Non-Qualified Deferred Compensation

The following table summarizes the benefits to a named executive officer under our deferred compensation plan:

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings (Loss) in Last FY(2)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FY(3)
Jeffrey P. Rogers	$2,832	$—	$27,358	$—	$275,610
_________________________

(1)	This amount is reported as compensation in the Summary Compensation Table for 2010.
(2)	Includes dividends and earnings of $4,333 and change in market value of $23,025.
(3)	Of the aggregate balance at the last fiscal year-end, $52,832 was reported as compensation in the Summary Compensation Table for 2009.

The Physicians Formula Holdings, Inc. 2005 Nonqualified Deferred Compensation Plan became effective January 1, 2005. The plan is an unfunded, nonqualified deferred compensation arrangement to provide deferred compensation to employees holding the titles of Chief Executive Officer, President, Chief Financial Officer or senior vice president and receiving total compensation of at least $200,000 per year or such other employees as determined by the Board. The plan is administered by the Compensation Committee. Under this plan executives receive an allocation to their account based on a percentage of base salary and cash incentive compensation. This allocation is made at the valuation date for service rendered during the year. All balances accrue interest at the rate of return on the investment vehicles held in the participant's account. The plan allows the Company to establish a trust to hold assets to be used for payment of benefits under the plan. Any assets of the trust would be subject to the claims of our general creditors. A participant's account balance will be distributed to a participant following his or her retirement or termination from Physicians Formula, disability or death, a change in control, or an unforeseeable financial emergency or at a time specified by the participant when he or she enrolls in the plan.

Prior to adopting the 2005 Nonqualified Deferred Compensation Plan, we had a Deferred Compensation Plan that was adopted by Pierre Fabre, Inc. on December 1, 1999, or the 1999 Nonqualified Deferred Compensation Plan. The terms of the 1999 Nonqualified Deferred Compensation Plan are similar in most material respects to the 2005 Nonqualified Deferred Compensation Plan, including that assets of the trust would be subject to the claims of our general creditors. The 1999 Nonqualified Deferred Compensation Plan was suspended on December 31, 2004 and the 2005 Nonqualified Deferred Compensation Plan was adopted effective January 1, 2005, to comply with certain tax law changes. Compensation earned through the end of 2004 and deferred under the 1999 Nonqualified Deferred Compensation Plan will continue to be subject to the terms of that plan, but no additional compensation may be deferred under that plan.

Potential Payments upon Termination or Change in Control

The following table reflects the amount of compensation to each of the named executive officers assuming each named executive officer's employment was terminated under each of the circumstances set forth below, or a change in control occurred, on December 31, 2010. The amounts shown in the table are estimates, and the actual amounts to be paid can only be determined at the time of the named executive officer's separation from the Physicians Formula or upon a change in control.

Name	Termination without Cause	Voluntary Resignation	Termination for Cause	Retirement	Death or Disability	Change in Control	Termination without Cause following Change in Control
Ingrid Jackel
Cash Severance(1)	$757,120	$—	$—	$—	$—	$—	$757,120
Value of Stock Options(2)	79,071	—	—	—	292,000	292,000	292,000
Target Annual Bonus(3)	189,280	—	—	—	—	—	189,280
Automobile Allowance(4)	12,066						12,066
Insurance Premiums(5)	43,904	—	—	—	—	—	43,904
Accrued Paid Time Off	58,895	58,895	58,895	58,895	58,895	—	58,895
	$1,140,336	$58,895	$58,895	$58,895	$350,895	$292,000	$1,353,265
Jeffrey P. Rogers
Cash Severance(1)	757,120	—	—	—	—	—	757,120
Value of Stock Options(2)	59,313	—	—	—	219,000	219,000	219,000
Target Annual Bonus(3)	189,280	—	—	—	—	—	189,280
Automobile Allowance(4)	7,560	—	—	—	—	—	7,560
Insurance Premiums(5)	51,356	—	—	—	—	—	51,356
Accrued Paid Time Off	59,696	59,696	59,696	59,696	59,696	—	59,696
	1,124,325	59,696	59,696	59,696	278,696	219,000	1,284,012
Jeff M. Berry
Cash Severance(1)	703,040	—	—	—	—	—	703,040
Value of Stock Options(2)	66,656	—	—	—	320,000	320,000	320,000
Target Annual Bonus(3)	175,760	—	—	—	—	—	175,760
Automobile Allowance(4)	30,189	—	—	—	—	—	30,189
Insurance Premiums(5)	27,696	—	—	—	—	—	27,696
Accrued Paid Time Off	(3,059)	(3,059)	(3,059)	(3,059)	(3,059)	—	(3,059)
	1,000,282	(3,059)	(3,059)	(3,059)	316,941	320,000	1,253,626
_________________________

(1)
Represents base salary payable in regular installments as special severance payments for a period of twenty-four (24) months from the date of termination without “cause,” pursuant to the named executive officer's Amended Employment Agreement in effect at December 31, 2010.

(2)
Under the terms of the option award agreements for named executive officers under the 2003 Plan and 2006 Plan, all unvested stock options vest and become exercisable immediately upon the death or disability of the executive or upon a change in control. Amounts in the table represent the number of unvested stock options on December 31, 2010, multiplied by the amount by which closing price of our common stock on the Nasdaq Global Select Market on December 31, 2010 exceeds the exercise price of the options.

(3)
Under the Amended Employment Agreements, if an executive officer is terminated without cause, each executive officer is entitled to receive a pro-rated portion of the executive officer's target annual bonus for the year in which employment is terminated. Under the Amended Employment Agreements, if an executive officer is terminated without cause within one year following a change in control, each executive officer is entitled to receive the greater of (i) a pro-rated portion of the annual bonus the executive officer would have received through the date of the change in control (as defined in the Amended Employment Agreements), and (ii) a pro-rated portion of the executive officer's target annual bonus of 50% of his or her base salary for the year in which employment is terminated. The Committee did not approve bonus payments in respect of 2010 performance under the Plan. If either termination occurred on December 31, 2010, each executive officer would have been entitled to 50% of his or her 2010 base salary.

(4)	Represents twenty-four (24) months of lease payments, automobile insurance and license and registration fees for the severance period and excludes all fuel and mileage expenses incurred.
(5)	Represents twenty-four (24) months of medical, dental, vision, life insurance and short and long-term disability insurance premiums for the severance period.

In addition to these benefits, Mr. Rogers is entitled to his account balance under the Physicians Formula Holdings, Inc. Nonqualified Deferred Compensation Plan in the event of his retirement or termination of employment, death, disability, or if there is a change in control.

Cash Severance

The Amended Employment Agreements with our named executive officers provide that upon termination, the executives are generally entitled to receive amounts earned but unpaid during their term of employment. If an executive officer's employment is terminated without “Cause,” the executive officer will be entitled to receive his or her base salary payable in regular installments as special severance payments for a period of twenty-four (24) months from the date of termination, if and only if the executive officer executes and delivers a general release of all claims against us and our directors, officers and affiliates and only so long as the executive officer does not revoke or breach the provisions of his or her nonsolicitation and confidentiality agreement with us. In addition, the executive officers are entitled to receive benefits continuation for the length of the severance period and a pro-rated bonus payment as described under “-Employment Agreements.”

Under the Amended Employment Agreements, “Cause” means the occurrence of one or more of the following events:

i.	the conviction of a felony or other crime involve moral turpitude or dishonesty, disloyalty or fraud with respect to us;

ii.
reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs or other repeated conduct causing us substantial public disgrace or disrepute or substantial economic harm;

iii.substantial and repeated failure to perform his or her duties;
iv.breach of the duty of loyalty to us or any act of dishonesty or fraud with respect to us; or

v.	any material breach of an agreement between the executive officer and Physicians Formula which is not cured within 15 days after written notice thereof.

Under the Amended Employment Agreements, “Change of Control” means the occurrence of one of the following events:

i.
if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than certain exempt persons, acquires 50% or more of our voting securities;

ii.
during any period of two consecutive years, a majority of our Board of Directors is replaced (other than any new directors whose election or nomination was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election was previously so approved);

iii.
consummation of a merger or consolidation of us with any other corporation, other than a merger or consolidation (a) which would result in our voting securities outstanding immediately prior to the merger or consolidation continuing to represent more than 50% of the combined voting power of the surviving entity or (b) by which our corporate existence is not affected and following which our Chief Executive Officer and directors retain their positions with us (and constitute at least a majority of the Board); or

iv.	consummation of a sale or disposition by us of all or substantially all of our assets other than a sale to certain exempt persons.

Stock Options under the 2006 Plan

Stock Options. Under the 2006 Plan, options that are exercisable on the date of termination of a participant's employment with Physicians Formula generally expire 30 days after the date of termination, so long as the participant does not compete with us during the 30-day period, and options that are not exercisable on the date of termination are forfeited immediately. There are, however, exceptions depending upon the circumstances of termination. In the event of retirement, a participant's exercisable options will remain so for up to 90 days after the date of retirement, so long as the participant does not compete with us during the 90-day period. The participant's options that are not exercisable on the date of retirement will be forfeited, unless the Committee determines in its discretion that the options shall become fully vested and exercisable. In the case of a participant's death or disability, all options will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, so long as the participant does not compete with us during the 180-day period. In each of the foregoing circumstances, the Board or Committee may elect to further extend the applicable exercise period in its discretion. Upon termination for “Cause,” all options will terminate immediately, whether or not exercisable. If we undergo a “Change in Control” and a participant is terminated from service within one year thereafter, all of the participant's options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Committee has the authority to grant options that will become fully vested and exercisable automatically upon a “Change in Control” of Physicians Formula, whether or not the participant is subsequently terminated. The option award agreements pursuant to which options have been awarded to the named executive officers under the 2006 Plan provide that the options will become fully vested and exercisable automatically upon a “Change in Control.”

Under the 2006 Plan, “Cause” means the occurrence of one or more of the following events:

i.	conviction of a felony or any crime or offense lesser than a felony involving our property;

ii.	conduct that has caused demonstrable and serious injury to us, monetary or otherwise;

iii.	willful refusal to perform or substantial disregard of duties properly assigned, as determined by us; or

iv.	breach of duty of loyalty to us or other act of fraud or dishonesty with respect to us.

“Change in Control” for purposes of the 2006 Plan means the occurrence of one of the following events:

i.
if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than affiliates of Summit Partners and certain other exempt persons, acquires 50% or more of our voting securities;

ii.
during any period of two consecutive years, a majority of our Board of Directors is replaced (other than any new directors whose election or nomination was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election was previously so approved);

iii.
consummation of a merger or consolidation of Physicians Formula with any other corporation, other than a merger or consolidation (a) which would result in our voting securities outstanding immediately prior to the merger or consolidation continuing to represent more than 50% of the combined voting power of the surviving entity or (b) by which our corporate existence is not affected and following which our Chief Executive Officer and directors retain their positions with us (and constitute at least a majority of the Board); or

iv.
consummation of a plan of complete liquidation of Physicians Formula or a sale or disposition of all or substantially all of our assets, other than a sale to affiliates of Summit Partners and certain other exempt persons.

Stock Options under the 2003 Plan

Under the 2003 Plan, if a participant is terminated other than for “Cause,” the participant's vested and exercisable options remain so for 30 days after the date of termination. If a participant retires, the participant's vested and exercisable options remain so for 45 days after the date of retirement. Upon death or disability of a participant, the participant's vested and exercisable options remain so for 90 days after the date of death or disability. All options that are not vested and exercisable on the date of termination of the participants employment will be forfeited as of the date of termination. In the event of a “Sale of the Company,” the Committee or the Board may provide, in its discretion, that the options shall become immediately exercisable by any participants who are employed by us at the time of the “Sale of the Company” and/or that all options shall terminate if not exercised on or prior to the date of the “Sale of the Company.”  The option award agreements pursuant to which options have been awarded to the named executive officers under the 2003 Plan provide that the options will become fully vested and exercisable automatically upon a “Sale of the Company.”

Under the 2003 Plan, “Cause” means if a participant:

i.	acts in bad faith and to the detriment of Physicians Formula;

ii.	refuses or fails to act in accordance with any specific direction or order of Physicians Formula or the Board;

iii.	exhibits in regard to his employment unfitness or unavailability for service, unsatisfactory performance, misconduct, dishonesty, habitual neglect, or incompetence;

iv.	is convicted of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; or

v.	breaches any material term of the 2003 Plan or breaches any other agreement between or among the participant and Physicians Formula.

“Cause” can also have any other meaning that may be set forth in a participant's option award agreement. The option award agreements pursuant to which options have been awarded to the named executive officers under the 2003 Plan provide that “Cause” shall have the meaning set forth in their respective employment agreements.

“Sale of the Company” under the 2003 Plan means the sale of Physicians Formula pursuant to which any party or parties (other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquire (i) our capital stock possessing the voting power under normal circumstances to elect a majority of our Board of directors (whether by merger, consolidation or sale or transfer of our capital stock) or (ii) all or substantially all of our assets determined on a consolidated basis.

 2010 Director Compensation

The following table summarizes compensation paid to our non-employee directors in 2010:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Zvi Eiref	$50,623	$—	$27,233	$—	$—	$—	$77,856
Padraic L. Spence	37,500	—	4,617	—	—	—	42,117
Charles J. Hinkaty	38,747	—	6,622	—	—	—	45,369
Thomas E. Lynch	20,021	—	12,798	—	—	—	32,819
_________________________

(1)
The amounts reflected in the Options Awards column represent the grant date fair value of the awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718. Please refer to Note 9 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for the relevant assumptions underlying the valuation of our stock options.

Our non-employee directors receive an annual retainer in the amount of $15,000, and committee members receive an additional annual retainer in the amount of $5,000 per committee on which they serve, except that members of our Special Committee do not receive any compensation for their service on such committee. In addition, the chair of our audit committee receives an annual fee in the amount of $5,000. We also reimburse all directors for reasonable out-of-pocket expenses they incur in connection with their service as directors. Our directors are eligible to receive stock options and other equity-based awards when, as and if determined by the Committee pursuant to the terms of the 2006 Plan. On April 29, 2010, we awarded 25,000 non-qualified stock options under the 2006 Plan to Mr. Lynch in connection with his appointment to the Board. 25% of these options vested on the date of grant. The remaining options vest in 48 equal monthly installments beginning on May 31, 2010. The exercise price is equal to $3.04 per share, the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant. These options will expire on April 29, 2020.

Protection of Trade Secrets, Nonsolicitation and Confidentiality Agreements

On November 3, 2003, we entered into protection of trade secrets, nonsolicitation and confidentiality agreements with Ingrid Jackel, our Chief Executive Officer, and Jeffrey P. Rogers, our President. On March 8, 2004, we entered into a protection of trade secrets, nonsolicitation and confidentiality agreement with Joseph J. Jaeger, our former Chief Financial Officer. On February 19, 2010, we entered into a protection of trade secrets, nonsolicitation and confidentiality agreement with Jeff M. Berry, our Chief Financial Officer. Pursuant to these agreements, each of Ms. Jackel and Messrs. Rogers, Jaeger and Berry have agreed not to solicit any of our employees, reveal trade secrets (as defined in the agreements) or disclose or use proprietary information (as defined in the agreements) during the period in which he or she is employed by us and for a 12-month period thereafter.

Director Indemnification Agreements

We enter into an indemnification agreement with each of our directors at the time a director joins our Board.  Pursuant to these director indemnification agreements, we have agreed to indemnify our directors if any of them are made party or threatened to be made party to any proceeding related to their service to the Company (as defined in the director indemnification agreements), subject to exceptions for failure to act in good faith or in a manner the director reasonably believed to be in or not opposed to our best interests, or, in a criminal proceeding, for conduct the director had reasonable cause to believe was unlawful. We have also agreed to obtain and maintain liability insurance on behalf of each of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the Nasdaq marketplace rules, we are required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our audit committee or another independent body of the Board of Directors. Our conflict of interest and code of conduct policy provides that no director or executive officer will knowingly place themselves in a position that would have the appearance of being, or could be construed to be, in conflict with our interests.

Pursuant to the mandate of its charter, the Nominating and Corporate Governance Committee is responsible for considering questions of possible conflicts of interests involving Board members, senior officers and key employees.  All transactions between us and any of our officers, directors and principal stockholders have been approved by the Nominating and Corporate Governance Committee of the Board.

On November 6, 2009, we entered into a Senior Subordinated Note Purchase and Security Agreement  (the “Note Purchase Agreement”) with Mill Road Capital, L.P. (“Mill Road”), our largest stockholder. As a part of the transaction, we borrowed $8.0 million from Mill Road and issued a senior subordinated note (the “Senior Subordinated Note”) to Mill Road in that principal amount. This was part of a larger refinancing that included, among other things, entering into a new asset-based revolving credit facility with Wells Fargo Bank, N.A., repayment of our prior senior credit facility with Union Bank, N.A. and the repayment of a short-term bridge debt that we issued to Mill Road on September 4, 2009. The Senior Subordinated Note, as amended, is scheduled to mature on November 6, 2014 and accrues interest at 14% per annum, with 10% per annum payable in cash monthly in arrears on the first day of each calendar month and 4% payable in kind with annual compounding on the first day of each calendar year. We paid closing fees to Mill Road of $222,000 in connection with the issuance of the Senior Subordinated Note, and the amendments thereto. Interest expense related to the Senior Subordinated Note totaled approximately $1.3 million and $236,000 for the years ended December 31, 2010 and 2009, respectively, of which $70,000 and $236,000 was included in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2010 and 2009, respectively.

In addition, as required by the Senior Subordinated Note, on April 30, 2010, we entered into a Common Stock Purchase Warrant Agreement with Mill Road pursuant to which warrants were issued entitling Mill Road to purchase 650,000 shares of our common stock. The warrants have an exercise price equal to $0.25 per share and expire on April 30, 2017. Upon issuance of the warrants, Mill Road beneficially owned 2,516,943 shares of our common stock and warrants to purchase 650,000 shares of common stock, representing aggregate beneficial ownership of 3,166,943 shares (approximately 22%) of our common stock.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Stockholders are being asked to ratify the appointment of BDO USA, LLP at the annual meeting pursuant to Proposal No. 2.

During fiscal year 2010, Deloitte & Touche LLP served as Physicians Formula's independent registered public accounting firm and also provided certain tax and other audit-related services. The following table shows the fees paid or accrued by Physicians Formula for audit and other services provided by Deloitte & Touche LLP for fiscal years 2010 and 2009:

	2010	2009
Audit Fees(1)	$536,500	$649,355
All Other Fees(2)	2,200	5,400
Total	$538,700	$654,755
_________________________

(1)
Audit fees represent fees for professional services provided in connection with the audits of our annual financial statements and review of our quarterly reports on Form 10-Q, including services related thereto such as consents and assistance with and review of documents filed with the SEC. In addition, the audit fees for 2010 and 2009 include those fees related to the audit of Physicians Formula's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)	All other fees represent a subscription fee for an on-line research service providing access to accounting literature.

All services performed by Physicians Formula's independent registered public accounting firm in 2010 and 2009 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility to establish and maintain a system of internal controls over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP, the independent registered public accounting firm that audited the Company's financial statements for the fiscal year ended December 31, 2010, was responsible for performing an independent audit of the Company's consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions, together and separately, with management and Deloitte & Touche LLP. Management represented to the Audit Committee that the Company's audited financial statements for the fiscal year ended December 31, 2010 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the 2010 fiscal year, as well as the unaudited financial statements filed with the Company's quarterly reports on Form 10-Q.

The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees and Rule 2-07 of Regulation S-X, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with them their independence relating to Physicians Formula Holdings, Inc.

Based on the Audit Committee's review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission. In addition, the Audit Committee conducts quarterly audit reviews and reviews quarterly financial statements before they are filed with the SEC.

The Audit Committee
of the Board of Directors

Zvi Eiref, Chairman
Charles J. Hinkaty
Bruce E. Kanter

OTHER MATTERS

Stockholder Proposals and Director Nominations

Stockholder proposals for our 2012 Annual Meeting of Stockholders must be received at our principal executive offices by July 9, 2012, and must otherwise comply with the SEC's rules, to be considered for inclusion in our proxy materials relating to our 2012 Annual Meeting.

If you intend to present a proposal at next year's annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Chief Financial Officer at the address below. The Secretary must receive this notice no earlier than August 16, 2012 and no later than September 17, 2012. However, in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2011 annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

Notice of a proposal must include, as to each matter, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as it appears on Physicians Formula's books, of the stockholder proposing such business, (iii) the class and number of shares of Physicians Formula's capital stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notice of a nomination must include:

i.
as to each person whom you propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Physicians Formula which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act ”); and

ii.
(A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of Physicians Formula which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

You may contact our Chief Financial Officer at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our by-laws are also available in the Investor Relations section of our website at www.physiciansformula.com.

Proponents must submit notices of proposals and nominations in writing to the following address:

Chief Financial Officer
Physicians Formula Holdings, Inc.
1055 West 8th Street
Azusa, California 91702

The Chief Financial Officer will forward the notices of proposals and nominations to the Nominating and Corporate Governance Committee for consideration.

Cost of Solicitation

Physicians Formula pays the cost of the annual meeting and the cost of soliciting proxies. In addition, we have made arrangements with banks, brokers and other holders of record to send the Notice of Internet Availability of Proxy Materials to you, and we will reimburse them for their expenses in doing so.

Trademarks

Physicians Formula® is our registered trademark and the Physicians Formula logo is our registered trademark. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners.

APPENDIX A

CHARTER AMENDMENT

In the charter amendment below, new language is underlined, deleted language is stricken and unaffected provisions are not shown:

ARTICLE SIX
~~BOARD OF DIRECTORS~~BYLAW AMENDMENTS

~~Section 1.    Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.~~
~~Section 2.    Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The directors shall be elected and shall hold office only in this manner, except as provided in Section 3 of this ARTICLE SIX. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.~~
~~Section 3.    Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director's successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.~~
~~Section 4.    Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.~~
~~Section 5.    Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SIX, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.~~
~~Section 6.    Bylaws.~~ The Board of Directors is expressly authorized to adopt, amend, alter, change or repeal the bylaws of the Corporation. ~~Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the bylaws of the Corporation shall not be amended, altered, changed or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of 66 2/3% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.~~

APPENDIX B

BYLAW AMENDMENTS

In the bylaw amendments below, new language is underlined, deleted language is stricken and unaffected provisions are not shown:

ARTICLE III
DIRECTORS
Section 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By‑laws.
Section 2.    Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.
Section 3.    Election and Term of Office. Except in the case of vacancies and newly created directorships, directors shall be elected by the stockholders. In any election of one or more directors by stockholders, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of the stockholders called for the purpose of the election of directors at which a quorum is present, provided that if, as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of directors generally. The directors shall be elected and shall hold office only in this manner, except as provided in Section 4 of this Article III. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. It shall be a condition to the nomination of any person for election or reelection as a director that the candidate agree to tender, promptly following his or her appointment to the Board of Directors, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of stockholders at which he stands for reelection, and (b) the acceptance of such director's resignation by the Board of Directors. For the purposes of this Section, a “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes “withheld” with respect to that director; abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating the votes.
Section 4.    Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director's successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. The Board of Directors shall not fill a vacancy on the Board of Directors or a newly created directorship with any candidate who has not agreed to tender, promptly following his appointment to the Board of Directors, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of stockholders at which he stands for reelection, and (b) the acceptance of such director's resignation by the Board of Directors.
Section 5.    Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman, to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In the event that a director fails to receive the number of votes required for reelection to the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director's resignation, reject the director's resignation or take such other action as the Committee may recommend. The Board of Directors will act on the Committee's recommendation and publicly disclose its decision and the rationale behind such decision within thirty (30) days after certification of the election results.
Section 6.    Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time for cause, at a meeting called for that purpose, by the affirmative vote of the holders of majority of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.
Section 7.    Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article III, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series, to the extent conflicting with other provisions of this Article III.
[Sections 2 through 13 of Article III are renumbered as Sections 8 through 19, respectively.]

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

PHYSICIANS FORMULA HOLDINGS, INC. ATTN: LINH LE 1055 WEST 8TH STREET AZUSA, CA 91702

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHYSICIANS FORMULA HOLDINGS, INC.

The Board of Directors recommends you vote “FOR” Proposals 1, 2 and 3.					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors		For All	Withhold All	For All Except
1. Election of Directors		☐	☐	☐
Nominees:
01) Ingrid Jackel
02) Jeffrey P. Rogers
03) Charles J. Hinkaty
04) Thomas E. Lynch
05) Bruce E. Kanter
06) Alec Taylor

Vote on Proposal							For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as Physicians Formula Holdings, Inc.'s independent registered public accounting firm.							☐	☐	☐

3. To approve the amendment to the Amended and Restated Certificate of Incorporation.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
					Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing at attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	DATE				Signature (Joint Owners)	DATE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Physicians Formula Holdings, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHYSICIANS FORMULA HOLDINGS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH PROPOSAL.

Proxy for Annual Meeting of Stockholders to be held on December 14, 2011

The undersigned stockholder of Physicians Formula Holdings, Inc. (“Physicians Formula”) hereby appoint(s) Ingrid Jackel and Thomas E. Lynch, and each of them acting singly, proxies, with full power of substitution, to vote all shares of common stock of Physicians Formula which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Physicians Formula to be held at Physicians Formula's corporate office located at 1055 West 8th Street, Azusa, California 91702, on Wednesday, December 14, 2011 beginning at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated November 4, 2011 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance at the Annual Meeting of Stockholders in person will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH THE RESPECT TO THE PROPOSALS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE